Texas South Energy, Inc. 10-Q

Exhibit 10.1

AMENDMENT NO. 2 TO

EMPLOYMENT AGREEMENT

This second amendment (the “Amendment”) amends the employment agreement dated as of September 27, 2013, which employment agreement was amended on March 17, 2014 (collectively, the original employment and amendment are referred to as “Employment Agreement”), by and between Texas South Energy, Inc., f/k/a Inka Productions, Inc., a Nevada corporation (the “Company”) and James M. Askew (“Employee”) and is effective the 30th day of September, 2015.

WHEREAS, the Company and Employee desire to amend the Employment Agreement to extend the term for one additional year and to provide for a severance payment to Employee in the event of a termination of the Employment Agreement;

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Amendment of Section 2. Section 2 of the Employment Agreement is hereby amended and restated in its entirety as follows:

   Term of Employment. Subject to the provisions for earlier termination provided in this Agreement, the term of this Agreement shall begin on the Effective Date and shall terminate on September 30, 2018 (the “Term”).

2.            No Other Amendments. Except as set forth in Section 1, the Employment Agreement shall remain in full force and effect as currently in effect.

3.            Severability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable, all other provisions of this Amendment shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be effected thereby.

4.            Counterparts. This Amendment may be executed in multiple counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

5.            Entire Agreement. This Amendment and the Employment Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof.

6.            Defined Terms. Defined terms used in this Amendment shall have the meaning ascribed to them herein or in the Employment Agreement.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

Texas South Energy, Inc.

By:
James M. Askew, Chief Executive Officer

Employee

James M. Askew

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